EXHIBIT 99.1

Benihana to Be Acquired by Angelo, Gordon & Co.’s Private Equity Group for $296 Million

Stockholders to Receive $16.30 Per Share in Cash in Successful Conclusion to Strategic Review

MIAMI, May 22, 2012 -- Benihana Inc. (NASDAQ: BNHN) (“Benihana” or the “Company”), operator of the nation's largest chain of Japanese theme and sushi restaurants, today announced that it has entered into a definitive merger agreement with funds advised by Angelo, Gordon & Co.’s (“Angelo Gordon”) Private Equity Group in a transaction valued at approximately $296 million.

Under the terms of the merger agreement, which has been approved by the Company's Board of Directors, Angelo Gordon will acquire all of the outstanding shares of Benihana’s common stock for $16.30 per share in cash. This represents a premium of 46% percent over the average closing share price for the 30 days ended March 13, 2012, at which time the Company announced that it was exploring strategic alternatives (including a possible sale of the Company), and an approximate 23% premium to the closing share price on May 21, 2012.  The transaction will result in Benihana becoming a private company.

Richard C. Stockinger, Benihana’s Chairman, President and Chief Executive Officer, said, "This is a win for our growing base of loyal customers who enjoy our restaurants every day, and for our future customers in markets hungry for the dramatic, high-quality Japanese dining that only our brands can deliver. Our management and restaurant professionals have done a tremendous job of accelerating and strengthening performance through our renewal efforts.   After evaluating the Company’s strategic alternatives, we are pleased to reach agreement with Angelo Gordon.  We feel that this transaction with Angelo Gordon recognizes the value of the Benihana brands and delivers a significant cash premium to the Company’s shareholders.”

“Benihana has a great brand heritage and delivers a unique customer experience across its three restaurant concepts,” said Richard Leonard, a Managing Director at Angelo Gordon. “We are very excited to be working with Richard Stockinger and the entire Benihana team. They’ve been very successful in bolstering Benihana’s operations and positioning the Company for growth. We believe the market for Japanese cuisine is significant and expanding, and our plan is to help the Company realize its growth potential over the next several years.”

Mr. Stockinger continued, “We believe that partnering with Angelo Gordon will help Benihana continue its track record of profitable growth, and we look forward to working with Richard and his team.”

Under the terms of the agreement, the Company and its advisors are permitted to actively solicit and consider alternative proposals from third parties during the next 40 calendar days continuing through July 1, 2012.  The Company does not intend to disclose developments with respect to this process unless and until the Board makes a decision regarding a potential superior proposal. There can be no assurances that this process will result in a superior proposal or alternative transaction. In addition, Angelo Gordon may, subject to the terms of the merger agreement, respond to such proposals.

As a result of today’s announcement of the transaction, the Company will make earnings releases consistent with its current schedule for the period of the transaction’s pendency, but will suspend earnings conference calls and webcasts.

Completion of the transaction is subject to the approval by holders of a majority of Benihana’s common stock. The transaction is also subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”), and other customary closing conditions. A special meeting of Benihana’s shareholders will be held following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and subsequent mailing of the proxy statement to shareholders. Angelo Gordon has fully committed financing and the transaction is not subject to a financing condition. Assuming the satisfaction of conditions, the Company expects the transaction to close in the second half of the 2012 calendar year.

Angelo Gordon’s Private Equity Group, which is currently investing its fourth fund, makes control equity investments with deal sizes ranging from $50 million to $500 million. Sector focus includes financial services, consumer/retail, and healthcare. The restaurant industry has been and will continue to be a key area of focus for the firm within the consumer/retail sector. Angelo Gordon partners with world-class managers and operators to find and manage investment opportunities. The Private Equity Group targets investments with a consistent theme of demonstrating strong and consistent growth with dynamic management teams.

Jefferies & Company, Inc. is serving as exclusive financial advisor and Hughes Hubbard & Reed LLP is serving as legal advisor to Benihana in connection with the transaction. Kirkland & Ellis LLP is serving as Angelo Gordon’s legal advisor.

About Benihana

Headquartered in Miami, Benihana Inc. (NASDAQ: BNHN) is the nation's leading operator of Japanese theme and sushi restaurants with 95 restaurants nationwide, including 62 Benihana restaurants, eight Haru sushi restaurants and 25 RA Sushi restaurants. In addition, 16 franchised Benihana restaurants are operating in the United States, Latin America and the Caribbean. To learn more about Benihana Inc. and its three restaurant concepts, please view the corporate video at www.benihana.com/about/video.

About Angelo, Gordon & Co.

Angelo, Gordon & Co., L.P. is a privately held limited partnership founded in November 1988, and currently manages approximately $24 billion. The Firm's investment focus centers around three core competencies – credit, real estate, and private equity – and manages capital across five principal areas: (i) distressed debt and leveraged loans, (ii) real estate equity and debt, (iii) residential and commercial mortgage-backed and asset-backed securities, (iv) private equity, and (v) multi-strategy. Angelo, Gordon has over 260 employees (100 of whom are investment professionals) and is headquartered in New York, with associated offices in Chicago, Los Angeles, Washington D.C., London, Amsterdam, Hong Kong, Seoul, Shanghai, Tokyo, and Sydney. For more information, visit www.angelogordon.com.

Additional Information

The proxy statement that the Company plans to file with the Securities and Exchange Commission and mail to its stockholders will contain information about Benihana, Angelo Gordon, the proposed merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from Benihana by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about Benihana, without charge, from the SEC's website (www.sec.gov) or, without charge, from Benihana by mail or online from the Benihana website at the Investor Relations section of www.benihana.com/about. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Benihana. Benihana and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Benihana stockholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of Benihana may have in the transaction will be set forth in the proxy statement.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of Benihana, including, without limitation: risks related to Benihana's business strategy, including the Renewal Program and marketing programs; risks related to Benihana's ability to operate successfully in the current challenging economic environment; risks related to Benihana's efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although Benihana believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Benihana's filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading "Risk Factors" in such filings. Benihana does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contacts

Jeremy Fielding or Anntal Silver
Kekst and Company
(212) 521-4800